Exhibit 2.2


                    ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this
"Assignment and Acceptance") dated as of July 12, 2001 is made between Tennenbaum Securities, LLC (the "Assignor") and United Insurance Company of America (the "Assignee").

                                  RECITALS

                  WHEREAS, the Assignor is party to that certain Loan Agreement dated as of July 12, 2001 (as amended, amended and restated, modified, supplemented or renewed, the "Loan Agreement") among UNOVA, Inc., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, each a "Borrower" and collectively, jointly and severally, the "Borrowers"), the lenders party thereto (including the Assignor, the "Lenders"), and Special Value Investment Management, LLC, as agent for the Lenders (the "Agent"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

                  WHEREAS, as provided under the Loan Agreement, the Assignor has made a term loan (the "Loan") to the Borrowers; and

                  WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Loan Agreement in respect of the Loan in an amount equal to $15,000,000 (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) 23.80% of (A) the Loan of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification. The Assignee agrees that it will perform in accordance with the applicable terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the outstanding Loan of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's portion of the Loan will be equal to the Assigned Amount.

                  (d) As of the Effective Date, after giving effect to the assignment and assumption set forth herein and all other assignments and assumptions relative to the Loan effective as of such date, the Assignor's portion of the Loan will be $31,500,000.

         2. Payments. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $15,000,000.

         3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Loan shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance, and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         5. Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be July 12, 2001 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                  (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date; and

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance.

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Parent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6. Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or the Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         7. Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         9. Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the County of New York, State of New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                       UNITED INSURANCE COMPANY OF AMERICA


                                       By: /s/ John M. Boschelli
                                       Title: Asst. Treasurer


                                       TENNENBAUM SECURITIES, LLC


                                       By: /s/ Mark Holdsworth
                                       Title: President




                                 SCHEDULE 1
                                     to
                         ASSIGNMENT AND ACCEPTANCE

                    NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                                              July 12, 2001



Special Value Investment Management, LLC
11100 Santa Monica Boulevard, Suite 210
Los Angeles, California 90025
Attn:  Mark Holdsworth

                  Re:      UNOVA, INC. and its Subsidiaries
                           21900 Burbank Boulevard
                           Woodland Hills, California 91367

Ladies and Gentlemen:

                  We refer to the Loan Agreement dated as of July 12, 2001 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Loan Agreement") among UNOVA, Inc., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and Special Value Investment Management, LLC, as agent for the Lenders (the "Agent"). Terms defined in the Loan Agreement are used herein as therein defined.

                  1. We hereby give you notice of the assignment by Tennenbaum Securities, LLC (the "Assignor") to United Insurance Company of America (the "Assignee") of 23.80% of the right, title and interest of the Assignor in and to the Loan Agreement (including the right, title and interest of the Assignor in and to the Term Loan of the Assignor (the "Assignment and Acceptance"). We understand and agree that the Assignor's portion of the Term Loan after giving effect to the assignment is $31,500,000.

                  2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

                  3. The following administrative details apply to the
Assignee:

                  (A)   Notice Address:

                        Assignee name:  United Insurance Company of America
                        Address:  c/o Unitrin, Inc.
                                   One East Wacker Drive
                                   Chicago, Illinois 60601
                        Attention: Investment Accounting


                  (B)   Payment Instructions:

                        Account No.:367937
                        At:         Bank of New York/Cust
                        ABA No.:    021000018
                        Reference:  United Insurance Co. of America


                  4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                                Very truly yours,

                                                TENNENBAUM SECURITIES, LLC

                                                By: /s/ Mark Holdsworth

                                                Title: President


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Special Value Investment Management, LLC as Agent

By:  /s/ Mark Holdsworth
Title: Member